Exhibit 11(a)


               CONSENT OF INDEPENDENT ACCOUNTANTS


To the Board of Trustees of
Ivy Fund

We hereby consent to the inclusion in Post-Effective Amendment No. 98 to the Registration Statement on Form N-1A of Ivy Fund (File No. 2-17613, hereafter the "Registration Statement") of our report dated March 25, 1998, on our audit of the Statement of Assets and Liabilities as of March 25, 1998 of Ivy High Yield Fund appearing in the Registration Statement. We also consent to the reference to our Firm under the caption "Auditors" in the Prospectuses and the Statements of Additional Information.



COOPERS & LYBRAND L.L.P.

Fort Lauderdale, Florida
March 27, 1998